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EXHIBIT 3(i)(b)

                          CERTIFICATE OF CORRECTION

                                       OF

           CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES
                 AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER
               SPECIAL RIGHTS, AND QUALIFICATIONS, LIMITATIONS OR
                  RESTRICTIONS THEREOF, OF SERIES D CONVERTIBLE
                                 PREFERRED STOCK

                                       OF

                                 U S WEST, INC.


                              ---------------------


            Pursuant to Section 103(f) of the General Corporation Law
                            of the State of Delaware

                              ---------------------


            U S WEST, INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

            FIRST: On November 14, 1996, the Corporation filed with the Office of the Secretary of State of the State of Delaware a Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series D Convertible Preferred Stock (the "Certificate of Designations") with respect to the designation of 20,000,000 shares of preferred stock, par value $1.00 per share, of the Corporation as the Series D Convertible Preferred Stock (the "Series D Stock") of the Corporation.

            SECOND: The annual rate of dividend on each share of Series D Stock, and the calculation of the quarterly and annual per share payments to be made thereon, in the second sentence of Section 2.1 of the Certificate of Designations was inadvertently omitted. That sentence is hereby corrected to read in its entirety as follows:



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            "Each dividend shall be at the annual rate equal to 4.500% per share of Series D Stock (which is equivalent to $0.56 quarterly and $2.25 annually per share)."

            THIRD: The foregoing correction was prepared in accordance with
Section 103(f) of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, U S WEST has caused this Certificate of Correction to be signed this 10th day of December, 1996.



                                    U S WEST, INC.


                                    By:  /s/ Stephen E. Brilz
                                       ----------------------------------
                                       Name:  Stephen E. Brilz
                                       Title: Assistant Secretary and
                                                Corporate Counsel





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